Exhibit 99.5

                       [Blue Sky Letter - FBR Letterhead]









To Members and Friends of First Security:

Friedman, Billings, Ramsey & Co., Inc., a member of the National Association of Securities Dealers ("NASD"), is assisting First Security Federal Savings Bank ("First Security") in its conversion from a federal mutual savings bank to an federal stock savings bank and the concurrent offering of shares of common stock by its holding company, First SecurityFed Financial, Inc. (the "Holding Company").

At the request of the Holding Company, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of the Holding Company's common stock being offered to customers and the community through ____________, 1997. Please read the enclosed offering materials carefully. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Center at the Bank's headquarters office at 936 North Western Avenue in Chicago, Illinois 60622 or our satellite Stock Center at the Bank's Philadelphia branch at 7918 Bustleton Avenue, Philadelphia, Pennsylvania 19152. Also, please feel free to call the Stock Center at (800) ___-____ or, for the Philadelphia Stock Center, (610)
___-____ .

Sincerely,



Friedman, Billings, Ramsey & Co., Inc.

  [Dear Member "Dark Blue Sky" & Foreign Accounts - First Security Letterhead]



                                                              ____________,1997


Dear Member:

          We are pleased to announce that First Security Federal Savings Bank (the "Bank" or "First Security") is converting from a federal mutual savings bank to a federal stock savings bank (the "Conversion") and forming a stock holding company, First SecurityFed Financial, Inc. (the "Company"). In conjunction with the Conversion, the Company is offering shares of common stock in a subscription and community offering to certain of our depositors, our Employee Stock Ownership Plan and some members of the general public pursuant to a Plan of Conversion (the "Offering").

         Unfortunately, the Company is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of the Company.

         However, as a member of First Security, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on __________, 1997. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

         I invite you to attend the Special Meeting on __________, 1997. However, if you are unable to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



Julian E. Kulas
President and Chief Executive Officer


The shares of common stock being offered in this offering are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or the Savings Association Insurance Fund or any other government agency. This is not an offer to sell or a solicitation of an offer to buy stock.

                 [Dear Member Letter, First Security Letterhead]

                                                                __________, 1997

Dear Member:

         We are pleased to announce that First Security Federal Savings Bank ("First Security" or the "Bank") is converting from a mutual savings bank to a stock savings bank (the "Conversion"). In conjunction with the Conversion, First SecurityFed Financial, Inc., the newly-formed holding company for First Security, is offering shares of common stock in a subscription offering and public offering to certain of our depositors, our Employee Stock Ownership Plan, and some members of the general public pursuant to a Plan of Conversion.

         The Board of Directors of First Security feels that the Conversion will offer a number of advantages, such as an opportunity for depositors and customers of First Security to become shareholders. Please remember:

* Your accounts at First Security will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

* There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion.

* Members have a right, but no obligation, to buy stock before it is offered to the public.

* Like all stock, stock issued in this offering will not be insured by the FDIC.

         Enclosed are materials describing the stock offering. We urge you to read these materials carefully. If you are interested in purchasing the common stock of First SecurityFed Financial, Inc., you must submit your Stock Order Form, Certification Form, and payment prior to 12:00 noon, ___________, 1997.

         If you have any questions, please visit our Stock Center at the Bank's headquarters office at 936 North Western Avenue in Chicago, Illinois 60622 or our satellite Stock Center at the Bank's Philadelphia branch at 7918 Bustleton Avenue, Philadelphia, Pennsylvania 19152. Also, please feel free to call the Stock Center at (800) ___-____ or, for the Philadelphia Stock Center, (610)
___-____.

Sincerely,



Julian E. Kulas
President and Chief Executive Officer


The shares of common stock being offered in this offering are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or the Savings Association Insurance Fund or any other government agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer will be made only by the Prospectus.

                 [Dear Friend Letter -First Security Letterhead]

                                                                __________, 1997
Dear Friend:

         We are pleased to announce that First Security Federal Savings Bank ("First Security" or the "Bank") is converting from a mutual savings bank to a stock savings bank (the "Conversion"). In conjunction with the Conversion, First SecurityFed Financial, Inc., the newly-formed holding company for First Security, is offering shares of common stock in a subscription offering and public offering to certain of our depositors, our Employee Stock Ownership Plan, and some members of the general public pursuant to a Plan of Conversion.

         Because we believe you may be interested in learning more about the merits of First SecurityFed Financial, Inc.'s stock as an investment, we are sending you the following materials which describe the stock offering.

     PROSPECTUS: This document provides detailed information about the business and results from operations at First Security and the proposed stock offering.

     QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

     STOCK ORDER FORM & CERTIFICATION FORM: These forms are used to purchase stock by returning them with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 p.m., noon, ____________, 1997.

         As a friend of First Security, you will have the opportunity to buy stock directly from First SecurityFed Financial, Inc. without commission or fee. If you have any questions, please visit our Stock Center at the Bank's headquarters office at 936 North Western Avenue in Chicago, Illinois 60622 or our satellite Stock Center at the Bank's Philadelphia branch at 7918 Bustleton Avenue, Philadelphia, Pennsylvania 19152. Also, please feel free to call the Stock Center at (800) ___-____ or, for the Philadelphia Stock Center, (610)
___-____.

         We are pleased to offer you this opportunity to become a charter shareholder of First SecurityFed Financial, Inc.

Sincerely,


Julian E. Kulas
President and Chief Executive Officer


The shares of common stock being offered in this offering are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or the Savings Association Insurance Fund or any other government agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer will be made only by the Prospectus.

            (Prospective Investor Letter -First Security letterhead)

                                                                  ________, 1997
Dear Prospective Investor:

         We are pleased to announce that First Security Federal Savings Bank ("First Security" or the "Bank") is converting from a mutual savings bank to a stock savings bank (the "Conversion"). In conjunction with the Conversion, First SecurityFed Financial, Inc., the newly-formed holding company for First Security, is offering shares of common stock in a subscription offering and public offering to certain of our depositors, our Employee Stock Ownership Plan, and some members of the general public pursuant to a Plan of Conversion.

         Because we believe you may be interested in learning more about the merits of First SecurityFed Financial, Inc.'s stock as an investment, we are sending you the following materials which describe the stock offering.

     PROSPECTUS: This document provides detailed information about the business and results from operations at First Security and the proposed stock offering.

     QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

     STOCK ORDER FORM & CERTIFICATION FORM: These forms are used to purchase stock by returning them with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 p.m., noon, ____________, 1997.

         Through this offering you have the opportunity to buy stock directly from the Bank, without commission or fee. In case of oversubscription of orders for stock, orders will be allocated pursuant to the Bank's Plan of Conversion described in the Prospectus.

         If you have any questions, please visit our Stock Center at the Bank's headquarters office at 936 North Western Avenue in Chicago, Illinois 60622 or our satellite Stock Center at the Bank's Philadelphia branch at 7918 Bustleton Avenue, Philadelphia, Pennsylvania 19152. Also, please feel free to call the Stock Center at (800) ___-____ or, for the Philadelphia Stock Center, (610)
___-____.

Sincerely,



Julian E. Kulas
President and Chief Executive Officer


The shares of common stock being offered in this offering are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or the Savings Association Insurance Fund or any other government agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer will be made only by the Prospectus.

                                   Proxy Gram

We recently forwarded to you a proxy statement and letter advising that the Board of Directors of First Security Federal Savings Bank had received regulatory approval to convert from a mutual to a stock form of ownership.

Your vote on our Plan of Conversion has not yet been received. Failure to Vote has the Same Effect as Voting Against the Plan of Conversion and Stock Offering.

Your vote is important to us, and we, therefore, are requesting that you sign the enclosed duplicate proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Plan does not obligate you to purchase stock or affect the terms or insurance on your accounts.

The Board of Directors unanimously recommends that you vote "FOR" the Plan.

FIRST SECURITY FEDERAL SAVINGS BANK

Julian E. Kulas
President and Chief Executive Officer

If you mailed the proxy, please accept our thanks and disregard this request. For further information call (xxx) xxx-xxxx.

The shares of common stock being offered in this offering are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or the Savings Association Insurance Fund or any other government agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

Marketing Banner :  8'x 2'


                          Become a Charter Shareholder
                             In Your Community Bank!

                        First SecurityFed Financial, Inc.

                       Community Meeting Invitation Cards



You Are Cordially Invited......

to an informational Community Investor Meeting regarding the mutual to stock conversion of First Security Federal Savings Bank and the offering of common stock by First SecurityFed Financial, Inc., the Bank's newly-formed holding company. We invite all of our members and interested community members to a presentation given by the Bank's management team and representatives from Friedman, Billings, Ramsey & Co., an investment banking firm assisting the Bank in the conversion and offering process. The presentation will highlight the financial condition and operating results of the Bank as well as the opportunities and risks in purchasing the common stock of First SecurityFed Financial, Inc.

Please call the Stock Center at (800) xxx-xxxx if you have any questions.


Date:
Place:
Time:


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



    (Oversubscription Letter- check, First SecurityFed Financial Letterhead]






                                                                 _________, 1997

Dear Subscriber:

I want to thank you for your interest in First SecurityFed Financial, Inc. common shares. We are extremely proud of the overwhelming support we received from our customers and the community as we successfully completed the sale of xxx,xxx shares of common stock.

However, due to the oversubscription of our common shares during the Subscription Offering, we regret we were unable to fill a portion of your order. Enclosed is a refund check for the amount of your order we were unable to fill plus interest. The stock certificates for the balance of your order are being sent to you directly from our transfer agent, XXXXXXX.

If you continue to be interested in acquiring common shares of First SecurityFed Financial Inc., the following brokerage firms have indicated their intent to make a market in our stock. You may contact any of them for assistance.


                             [List of Market Makers]


Again, thank you for your interest. If you have any questions, please do not hesitate to contact me.

Sincerely,



Julian E. Kulas
President and Chief Executive Officer